As filed with the Securities and Exchange Commission on July 17, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOP KINGWIN LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room 1304, Building No. 25, Tian’an Headquarters Center,

No. 555 North Panyu Avenue, Donghuan Street

Panyu District, Guangzhou, Guangdong Province, China 511400

(Address of Principal Executive Offices, including zip code)

Top KingWin 2026 Equity Incentive Plan

(Full title of the plan)

Puglisi & Associates

850 Library Ave, Suite 204

Newark, DE 19711

Tel: 302-738-6680

(Name, address, and telephone number, including area
code, of agent for service)

Copies of Correspondence to:

Joan Wu, Esq.

Hunter Taubman Fisher & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Tel: (212) 530-2208

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐	Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is filed by Top KingWin Ltd (the “Company” or the “Registrant”) to register 429,890 Class A ordinary shares, par value US$0.0625 per share (the “Class A Ordinary Shares”), that may be issued under the Company’s 2026 Equity Incentive Plan.

This Registration Statement also includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C to Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reoffers and resales of the Class A Ordinary Shares on a continuous or delayed basis that may be deemed to be “restricted securities” or “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that have been acquired by or are issuable to certain stockholders that are current directors and executive officers of the Registrant or its parent or subsidiaries identified in the Reoffer Prospectus (the “Selling Stockholders”). The number of Class A Ordinary Shares included in the Reoffer Prospectus does not necessarily represent a present intention to sell any or all such Class A Ordinary Shares. The second part of this Registration Statement contains information required in the Registration Statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*The documents containing the information specified in this Part I of Form S-8 (Plan Information and Registration Information and Employee Plan Annual Information) will be sent or given to recipients of the grants under the Plan as specified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) of the Securities Act, and will include the address and telephone number to which the request is to be directed.

Reoffer Prospectus

116,217 Class A Ordinary Shares

Top KingWin Ltd.

This reoffer prospectus relates to 116,217 of our class A ordinary shares, par value $0.0625 (the “Class A Ordinary Shares”) of Top KingWin Ltd. (“Top KingWin”, the “Company”, “we”, or “us”), that may be reoffered or resold, from time to time, by certain selling shareholders (the “Selling Shareholders”) described in this reoffer prospectus, who are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), for such shareholder’s own account, and that have been acquired pursuant to written compensation agreements between the Company or its subsidiaries and such shareholder.

The Selling Shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their Class A Ordinary Shares on any stock exchange, market, or trading facility on which the Class A Ordinary Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition of the Class A Ordinary Shares by the Selling Shareholders.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “DPU.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 9 of this reoffer prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Top KingWin is a holding company incorporated under the laws of Cayman Islands. It is not a Chinese operating entity and has no material operations of its own. The Company conducts its operations through Shenzhen Tiancheng Chuangxin Technology Co., Ltd. (“Tiancheng Chuangxin”, the “PRC Operating Entity”), Top Kingwin Hi Tech Inc. and Top Kingwin Technology Inc. While our current corporate structure is not a VIE structure and we have no intention to rely on a VIE structure in our PRC operations, if the PRC laws and regulations were to change in the future, such changes may result in adverse changes in our operations, and our Class A ordinary shares may decline significantly in value. Investors in our Class A Ordinary Shares should be aware that they may never hold equity interests in Tiancheng Chuangxin.

We indirectly hold 100% equity interests in our PRC Operating Entity through our BVI subsidiary, Sky KingWin Ltd (“KingWin BVI”), and our Hong Kong subsidiary, Sky KingWin (HK) Limited (“KingWin HK”). Tiancheng Chuangxin was organized in the PRC and our corporate structure is governed by the PRC laws. Our operating structure involves unique risks to investors. The Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A ordinary shares and could cause the value of our Class A ordinary shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—The Chinese government exerts substantial influence over the manner in which the operating entities conduct their business activities, may intervene or influence such operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in such operations and the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or be worthless” and “Item 3. Key Information – D. Risk Factors— Risks Related to Our Corporate Structure and Governance — Investors in our Class A ordinary shares are not purchasing equity securities of our subsidiaries that have substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company” in our most recent annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 8, 2026 (the “2025 Annual Report”). For further information on our corporate structure, see “Prospectus Summary—Our Corporate Structure.”

As a majority of our operations are conducted by the PRC Operating Entity, we are subject to the associated legal and operational risks, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our securities to significantly decline or become worthless, and affect our ability to offer or continue to offer securities to investors. The PRC government have adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this reoffer prospectus, neither we nor the Chinese operating entities have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Zhejiang T&H, we are not subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” under the Cybersecurity Review Measures that became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. See “Item 3. Key Information—D. Risk Factors—Risks Related to Conducting Business in China — Recent greater oversight by the Cyberspace Administration of China (CAC) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” in our 2025 Annual Report.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or “the CSRC Notice,” domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings, excluding issuance of securities for the implementation of equity incentive plans, conversion of provident funds into an increase in company capital, distribution of stock dividends, and share division. As advised by our PRC counsel, Zhejiang T&H, as this offering is an issuance of securities for the implementation of the Company’s equity incentive plan, we are not required to complete filing procedures with the CSRC. However, in the event that we intend to undertake new offerings or fundraising activities in the future, we should ensure compliance with the relevant regulations and file for compliance accordingly. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China — Substantial uncertainties exist with respect to the interpretation and implementation of newly enacted PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our corporate structure, corporate governance, and operations” and “Item 3. Key Information—D. Risk Factors — Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us” in the 2025 Annual Report. Other than the foregoing, as of the date of this reoffer prospectus, according to our PRC counsel, Zhejiang T&H, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing. As of the date of this reoffer prospectus, neither we nor the Chinese operating entities have received any inquiry, notice, warning, or sanctions regarding our overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of the Chinese operating entities, our ability to accept foreign investments, and our listing on a U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implement rules that require us or the Chinese operating entities to obtain regulatory approval from Chinese authorities for listing in the U.S.

In addition, our Class A Ordinary Shares may be delisted from a national exchange or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor for two consecutive years. On December 16, 2021, the PCAOB issued its determinations that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022. Our auditor, Li CPA LLC, is headquartered in Colorado, United States, will be inspected by the PCAOB on a regular basis, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB signed a Statement of Protocol Agreement (the “SOP”) with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our Class A ordinary shares. A trading prohibition for our Class A ordinary shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections” in the 2025 Annual Report.

KingWin (HK), our Hong Kong subsidiary, is an investment holding company and the legal and operational risks associated with operating in mainland China may apply to the future limited activities (if any) in Hong Kong, to the extent that they are made applicable to such entity and its anticipated operations. KingWin (HK), as of the date of this prospectus, has yet to commence operations, and is expected to be limited to operating as an investment holding company in the future without any substantive or data-related operations in Hong Kong. However, such operations may be affected if Hong Kong adopts rules, regulations or policy guidance with respect to currency exchange control. As of the date of this prospectus, we do not expect that any regulatory actions related to data security or anti-monopoly concerns in Hong Kong will impact the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or foreign exchange, because we have never had and do not plan to have any material operations in Hong Kong.

Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy of Hong Kong). While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law do not apply to our Hong Kong subsidiary, KingWin (HK). However, there is no assurance that certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, will not be applicable to KingWin (HK) due to changes in the current political arrangements between mainland China and Hong Kong or other unforeseeable reasons. The application of such laws and regulations may have a material adverse impact on KingWin (HK), as relevant authorities may impose fines and penalties upon KingWin (HK), delay or restrict the repatriation of the proceeds from this offering into mainland China and Hong Kong, and any failure by us to fully comply with any such new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or in extreme cases, become worthless. See “Item 3. Key Information – D. Risk Factors – Risks related to Doing Business in China - If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our Class A ordinary shares. A trading prohibition for our Class A ordinary shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections” in our 2025 Annual Report.

Since the incorporation of Top KingWin, our Cayman Islands holding company, and to the date of this prospectus, no dividends or distributions have been made among the Company, its subsidiaries, or to investors; and no cash flows or transfers of other assets by type have occurred among the Company and each of its subsidiaries under any arrangements. See “Prospectus Summary— Distributions and Dividends”.

We rely on dividends and other distributions on equity paid by our PRC Operating Entity to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash. For a more detailed discussion, see “Item 3. Key Information – D. Risk Factors – Risks related to Doing Business in China - We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct or fund our whole business. To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong” in our 2025 Annual Report.

Under PRC laws and regulations, our PRC Operating Entity is subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Our PRC Operating Entity are permitted to pay dividends only out of their retained earnings. However, each of our PRC Operating Entity is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC Operating Entity’ respective net assets are prohibited from being distributed to their shareholders as dividends. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. The majority of our Company’s, our PRC Operating Entity’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The Company has not made any dividend payments in the past and is not planning to make dividend payments in the near future in order to preserve capital to fund business growth. See “Prospectus Summary – Distribution and Dividends” on page 4 of this prospectus, “Item 3. Key Information – D. Risk Factors – Risks related to Doing Business in China - The transfer of funds, dividends and other distributions between us and our subsidiaries is subject to restriction” in our annual report on Form 20-F for the fiscal year ending December 31, 2023, filed on April 30, 2024 (the “2023 Annual Report”) and “Item 3. Key Information – D. Risk Factors – Risks related to Doing Business in China - We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by our offshore subsidiaries” in our 2025 Annual Report.

We currently intend to retain any future earnings to finance the operation and expansion of our business through our PRC Operating Entity, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases. See “Item 3. Key Information – D. Risk Factors — Risk Factors — Risks Related to the Class A Ordinary Shares — We do not currently intend to pay dividends on our Class A ordinary shares for the foreseeable future” in our 2025 Annual Report. See the Consolidated Financial Statements for fiscal years ending December 31, 2023, 2024 and 2025 beginning on page F-1 of the 2025 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

Reoffer prospectus dated July 17, 2026

i

Neither we nor the Selling Shareholders have authorized any other person to provide you with different or additional information other than that contained in this reoffer prospectus. We and the Selling Shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. We and the Selling Shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus or such other date stated in this reoffer prospectus, and our business, financial condition, results of operations, and/or prospects may have changed since those dates. You should also read this reoffer prospectus together with the additional information described under “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

This reoffer prospectus may be supplemented from time to time to add, update, or change information in this reoffer prospectus. Any statement contained in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in a reoffer prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this reoffer prospectus.

For investors outside the United States: we have not, and the Selling Shareholders have not, taken any action that would permit this offering or possession or distribution of this reoffer prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this reoffer prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this reoffer prospectus outside the United States.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires in this prospectus:

●	“China” or the “PRC” refers to the People’s Republic of China;

●	Depending on the context, “we”, “us”, “our company”, “our”, the “Company” and “Top KingWin” refer to Top KingWin Ltd, a Cayman Islands company; except that when describing the consolidated financial information, definitions of such terms also include the Company’s subsidiaries;

●	“KingWin BVI” refers to Sky KingWin Ltd, a company organized under the laws of British Virgin Islands, which is wholly-owned by KingWin;

●	“Hong Kong” or “HK” are to the Hong Kong Special Administrative Region of the PRC; for purpose of this prospectus, the legal and operational risks associated with operating in China also apply to operations in Hong Kong.

●	“KingWin HK” refers to SKY KINGWIN (HK) LIMITED, a company organized under the laws of Hong Kong, which is wholly-owned by KingWin BVI;

●	“Tiancheng Jinhui” refers to Guangdong Tiancheng Jinhui Enterprise Development Co., Ltd., a limited liability company organized under the laws of China, which is wholly-owned by KingWin HK;

●	“Tiancheng Chuangxin” refers to Shenzhen Tiancheng Chuangxin Technology Co., Ltd., a limited liability company organized under the laws of China, which is wholly-owned by KingWin HK;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States; and

●	“USD” or “$” refers to the legal currency of the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and our SEC filings that are incorporated by reference into this reoffer prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this reoffer prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this reoffer prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this reoffer prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Business Overview

We are not a Chinese operating company, but an offshore holding company incorporated in the Cayman Islands conducting our business through our wholly-owned subsidiary in China. We used to provide a number of business services in China to young and emerging companies including (i) corporate business training services, which mainly focus on advanced knowledge and new perspectives on the capital markets, (ii) corporate consulting services, which mainly focus on various aspects of fundraising, (iii) advisory and transaction services, (iv) sales of devices to support artificial intelligence (“AI”) data collection and analysis and (v) sales of robots.

In 2025, our new subsidiary in Colorado, USA, commenced the business of selling robots and made sales to a Hong Kong company during the year, generating some revenue. On June 18, 2026, we disposed our subsidiary Guangdong Tiancheng Jinhui Enterprise Development Group Co., Ltd., along with our business in (i) corporate business training services, (ii) corporate consulting services and (iii) advisory and transaction services.

Corporate business training, corporate consulting, advisory and transaction services, sales of devices to support AI data collection and analysis, sales of robots, and other revenue constituted approximately 5%, 2%, 2%, 83%, 6% and 2%, respectively, of our continuing operations during the year ended December 31, 2025.

With the increase in number of companies entering the China market, most industries in China are becoming more competitive. Therefore founders, senior management teams and key employees of companies have an increasing awareness for professional business education in order to enhance their professional knowledge, boost their company’s strategic growth and allow the company to stay competitive in today’s economy.

China’s economy is transitioning from traditional sectors like real estate and manufacturing to technology-driven industries, with the new economy, particularly AI, becoming a key driver of growth. Since 2022, China’s AI sector has surged, fueled by government support, technological advancements, and increased investments. AI is increasingly integrated into fields like healthcare, finance, and manufacturing, with progress in domestic AI chips, autonomous systems, and industrial automation. Stricter regulations on AI ethics and data security are shaping the industry, while Chinese AI firms expand globally, boosting international competitiveness.

We are capitalizing on this trend by transitioning to AI support hardware and services, aligning with the rapid growth of new economy industries. Our mission is to deliver comprehensive services to meet clients’ needs across all stages of their development. In mid-2024, we began selling computing and data collection and analysis equipment, targeting small and medium enterprises (SMEs). These devices enable efficient data processing and optimization. This business has achieved remarkable success, contributing 83% of our total revenue in 2025. Additionally, we launched a new business segment selling AI robots in 2025, which enabled our AI business development to keep pace with customer needs.

The following diagram illustrates our corporate structure, including our subsidiaries:

Our business is discussed more fully under “Item 4. Information on the Company—B. Business Overview” in the 2025 Annual Report.

Permissions Required from PRC Authorities

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, and adopting new measures to extend the scope of cybersecurity reviews.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules, among other things, require that an offshore special purpose vehicle (the “SPV”), formed for overseas listing purposes and controlled directly or indirectly by PRC companies or individuals, shall obtain the approval of the China Securities Regulatory Commission (the “CSRC”) prior to listing such SPV’s securities on an overseas stock exchange, especially in the event that the SPV acquires shares or an equity interest in the PRC companies by offering the shares of any offshore companies.

On July 10, 2021, the Cyberspace Administration of China (the “CAC”) issued the Measures for Cybersecurity Review (Revision Draft for Comments), or the Measures, for public comments, which propose to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any online platform operators controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The CAC has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.”

As advised by our PRC legal counsel, Zhejiang T&H, neither we nor our PRC Operating Entity are subject to cybersecurity review by the CAC, since neither we nor the operating entities currently have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, and collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), which stipulate that Chinese-based companies, or the issuer, shall fulfill the filing procedures after the issuer makes an application for initial public offering and listing in an overseas market, and certain overseas offering and listing such as those that constitute a threat to or endanger national security, as reviewed and determined by competent authorities under the State Council in accordance with law, may be prohibited under the Draft Rules Regarding Overseas Listing. On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which will come into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application; and (3) companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for their offering and listing, and that will complete their overseas offering and listing prior to September 30, 2023, are not required to make immediate filings for their listing, but need to make filings for subsequent offerings, excluding issuance of securities for the implementation of equity incentive plans, conversion of provident funds into an increase in company capital, distribution of stock dividends, and share division.

According to the opinion of our PRC legal counsel, Zhejiang T&H, this offering is issuance of securities for the implementation of the Company’s equity incentive plans, therefore, we are not required to complete the filing procedures with the CSRC for compliance. As of the date of this reoffer prospectus, neither we nor any of our PRC subsidiaries have been subject to any investigation, or received any notice, warning, or sanction from the CSRC or other applicable government authorities related to this offering. If we are required to file with the CSRC for this offering, there is no assurance that we can complete such filing in a timely manner or even at all. Any failure by us to comply with such filing requirements may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

According to the opinion of our PRC counsel, Zhejiang T&H, as of the date of this prospectus, each of our PRC subsidiaries has received from the PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, which solely include the business licenses that authorize the scope of business operations, and no permission or approval has been denied. However, in the future, if any additional approvals or permissions are required, we cannot assure you that any of these entities will be able to receive clearance of compliance requirements in a timely manner, or at all. Any failure to fully comply with any compliance requirements may cause our PRC Operating Entity, to be unable to operate their businesses in the PRC, subject them to fines, relevant businesses or operations suspension for rectification, or other sanctions.

In addition, our Class A Ordinary Shares may be delisted from a national exchange or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditor for two consecutive years. On December 16, 2021, the PCAOB issued its determinations that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022. Our auditor, Li CPA LLC, is headquartered in Colorado, U.S., will be inspected by the PCAOB on a regular basis, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB signed a Statement of Protocol Agreement (the “SOP”) with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. See “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China—If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our Class A ordinary shares. A trading prohibition for our Class A ordinary shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections” in the 2025 Annual Report.

Distributions and Dividends

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC Operating Entity are able to pay dividends in foreign currencies to us without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the foreign investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Each of our PRC Operating Entity is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC Operating Entity’ respective net assets are prohibited from being distributed to their shareholders as dividends. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. See “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC Operating Entity” in our 2025 Annual Report.

Since the incorporation of Top KingWin, our Cayman Islands holding company, and to the date of this prospectus, no dividends or distributions have been made among the Company, its subsidiaries, or to investors; and no cash flows or transfers of other assets by type have occurred among the Company and each of its subsidiaries under any arrangements. The cross-border transfer of funds within our corporate group under our direct holding structure in the future must be legal and compliant with relevant laws and regulations of China. In utilizing the proceeds from this offering, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to the PRC Operating Entity only through loans or capital contributions and to our affiliated entities only through loans, subject to applicable government reporting, registration and approvals. See ““Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC Operating Entity” in our 2025 Annual Report.

Under PRC laws and regulations, our PRC Operating Entity are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. See “Item 3. Key Information – D. Risk Factors – Risks related to Conducting Business in China - We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by our offshore subsidiaries” in our 2025 Annual Report. We currently do not have any cash management policy that dictate the transfer of cash between our subsidiaries.

We rely on dividends and other distributions on equity paid by our PRC Operating Entity to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash. For a more detailed discussion, see “Item 3. Key Information – D. Risk Factors – Risks related to Conducting Business in China - We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct or fund our whole business. To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong” in our 2025 Annual Report.

We currently intend to retain any future earnings to finance the operation and expansion of our business through our PRC Operating Entity, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A ordinary shares if the market price of our Class A ordinary shares increases. See “Item 3. Key Information—D. Risk Factors—Risks Related to the Class A Ordinary Shares— Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of the Class A Ordinary Shares for return on your investment” in our 2025 Annual Report. See the Consolidated Financial Statements for fiscal years ending December 31, 2023, 2024 and 2025 beginning on page F-1 of the 2025 Annual Report.

Corporate Information

Our principal executive offices are located at 15N, Block B, Zhongzhou Holding Financial Center, Intersection of Houhai Avenue and Haide 1st Road, Nanshan District, Shenzhen, Guangdong Province, China. Our telephone number at this address is +86 400 661 3113. Our registered office in the Cayman Islands is currently located at the office of 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, which may be changed from time to time at the discretion of our directors. Our agent for service of process in the United States is Puglisi & Associates.

The SEC maintains an internet site that contains reports and other information regarding issuers, including the Company, that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this reoffer prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry, beginning on page 1 of our 2025 Annual Report, include, but are not limited to, the following:

●	We have a limited operating history and are subject to the risks encountered by early-stage companies. See a more detailed discussion of this risk factor on page 1 of our 2025 Annual Report.

●	Our historical growth may not be indicative of our future performance, which is dependent upon factors beyond our control such as market conditions of the equity investment industry in China. See a more detailed discussion of this risk factor on page 2 of our 2025 Annual Report.

●	If we are unable to retain existing clients or attract new ones, or to attract sufficient spending from our clients, our business, results of operations and financial condition could be materially and adversely affected. See a more detailed discussion of this risk factor on page 3 of our 2025 Annual Report.

●	If we lose the services of any of our key executive officers and other key employees, or are unable to retain, recruit and hire experienced staff, our ability to effectively manage and execute our operations and meet our strategic objectives could be harmed. See a more detailed discussion of this risk factor on page 3 of our 2025 Annual Report.

●	The industry in which we operate is highly fragmented and intensively competitive, and if we fail to compete effectively with current or future competitors, our business, results of operations and financial conditions could be materially and adversely affected. See a more detailed discussion of this risk factor on page 4 of our 2025 Annual Report.

●	Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business, reputation and competitive edge. Intellectual property is crucial to our competitiveness and success. See a more detailed discussion of this risk factor on page 9 of our 2025 Annual Report.

Risks Related to Our IT Solutions Business

●	We have an evolving business model with still untested growth initiatives. See a more detailed discussion of this risk factor on page 13 of our 2025 Annual Report.

●	Our business is dependent on our ability to attract and retain highly skilled professionals. See a more detailed discussion of this risk factor on page 13 of our 2025 Annual Report.

●	Our business is dependent on our collaboration with our vendors and suppliers and changes or difficulties in our relationships with our vendors and suppliers may harm our business and financial results. See a more detailed discussion of this risk factor on page 13 of our 2025 Annual Report.

●	At this stage, our products portfolio remains limited, and our gross margin and results of operations may be adversely affected in the future by a number of factors, including decreases in our average selling prices of products, shifts in our product mix, or price increases of certain components or third-party services due to inflation, supply chain constraints, or for other reasons. See a more detailed discussion of this risk factor on page 14 of our 2025 Annual Report.

●	We may seek acquisition opportunities in industries or sectors which may or may not be outside of our management’s area of expertise. See a more detailed discussion of this risk factor on page 14 of our 2025 Annual Report.

●	We may seek an acquisition with a financially unstable business or an entity lacking an established record of revenue, cash flow or earnings, which could subject us to volatile revenues, cash flows or earnings or difficulty in retaining key personnel. See a more detailed discussion of this risk factor on page 14 of our 2025 Annual Report.

●	Our ability to continue to develop and expand our service offerings to address emerging business demands and technological trends, including our ability to sell differentiated services, may impact our future growth. If we are not successful in meeting these business challenges, our business, financial condition and results of operations may be materially and adversely affected. See a more detailed discussion of this risk factor on page 14 of our 2025 Annual Report.

●	If we do not succeed in attracting new clients for our technology services, we may not achieve our revenue growth goals. See a more detailed discussion of this risk factor on page 15 of our 2025 Annual Report.

●	Our investment costs incurred in developing our software products and platforms may not yield the intended results and can adversely impact our results of operations. See a more detailed discussion of this risk factor on page 15 of our 2025 Annual Report.

●	Software failures, breakdowns in the operations of our servers and communications systems or the failure to implement system enhancements could harm our business. See a more detailed discussion of this risk factor on page 15 of our 2025 Annual Report.

●	We plan to use open-source software in providing services to our clients. There are risks associated with the use of open-source software that may have an adverse effect on our results of operations and financial condition. See a more detailed discussion of this risk factor on page 16 of our 2025 Annual Report.

●	The AI industry faces its own risks and changing and extensive regulations. See a more detailed discussion of this risk factor on page 16 of our 2025 Annual Report.

●	Our inability to protect our systems and data from continually evolving cybersecurity risks or other technological risks could affect our reputation among our clients and their customers and may expose us to liability. See a more detailed discussion of this risk factor on page 17 of our 2025 Annual Report.

●	We may be subject to privacy, data protection and information security laws in the jurisdictions in which we operate. See a more detailed discussion of this risk factor on page 18 of our 2025 Annual Report.

Risks Related to Our Corporate Structure

Risks related to our corporate structure, beginning on page 19 of our 2025 Annual Report, include, but are not limited to, the following:

●	The dual-class structure of our ordinary shares has the effect of concentrating voting control with our Chairman and Chief Executive Officer, directors and their affiliates. See a more detailed discussion of this risk factor on page 18 of our 2025 Annual Report.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. See a more detailed discussion of this risk factor on page 19 of our 2025 Annual Report.

Risks Related to Doing Business in China

We are based in China and have all of our operations in China. We face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

●	Changes in China’s economic, political or social conditions or government policies, which could occur quickly with little advance notice, could have a material adverse effect on our business and operations. See a more detailed discussion of this risk factor on page 20 of our 2025 Annual Report.

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us. See a more detailed discussion of this risk factor on pages 21 of our 2025 Annual Report.

●	Substantial uncertainties exist with respect to the interpretation and implementation of newly enacted PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our corporate structure, corporate governance, and operations. See a more detailed discussion of this risk factor on page 22 of our 2025 Annual Report.

●	We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct or fund our whole business. To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong. See a more detailed discussion of this risk factor on page 25 of our 2025 Annual Report.

●	To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong. See a more detailed discussion of this risk factor on page 25 of our 2025 Annual Report.

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us. See a more detailed discussion of this risk factor on page 25 of our 2025 Annual Report.

Risks Related to Our Class A Ordinary Shares

Risks and uncertainties related to our Class A Ordinary Shares, beginning on page 30 of our 2025 Annual Report, include, but are not limited to, the following:

●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. See a more detailed discussion of this risk factor on page 29 of our 2025 Annual Report.

●	Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares, as the future sale of a substantial amount of outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares. See a more detailed discussion of this risk factor on page 30 of our 2025 Annual Report.

●	If our financial condition deteriorates, we may not meet continued listing standards on the Nasdaq Capital Market. See a more detailed discussion of this risk factor on page 30 of our 2025 Annual Report.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this reoffer prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this reoffer prospectus or incorporated by reference into this reoffer prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

In addition, we are not a Chinese operating company but a Cayman Islands holding company. We have no material operations of our own and conduct substantially all of the operations through the operating entities in China. Investors are purchasing equity interests in the Cayman Islands holding company, and not in the Chinese operating entities. Investors may never hold equity interests in the Chinese operating entities. We hold 100% equity interests in the operating entities in China, and we do not use a VIE structure. Our operating structure involves unique risks to investors. The Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

OFFER STATISTICS AND EXPECTED TIMETABLE

The Selling Shareholders may, from time to time, offer and sell any or all of their Class A Ordinary Shares in one or more offerings. The Class A Ordinary Shares offered under this reoffer prospectus may be offered in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this reoffer prospectus is a part effective until such time as all of the Class A Ordinary Shares covered by this reoffer prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this reoffer prospectus.

DILUTION

Because the Selling Shareholders who offer and sell Class A Ordinary Shares covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution (if any) to the public arising from these sales.

Reasons for the Offer and Use of Proceeds

We will not receive any proceeds from the sale of any of our Class A Ordinary Shares by the Selling Shareholders. We have agreed to pay all expenses relating to registering the Class A Ordinary Shares covered by this reoffer prospectus. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the Class A Ordinary Shares covered hereby.

DESCRIPTION OF SHARE CAPITAL

Information contained under the heading “Item 10. Additional Information” in the 2025 Annual Report is incorporated into this reoffer prospectus by reference. For complete information, you should read the entirety of our currently effective amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”), filed as Exhibit 3.1 to the Registration Statement on Form S-8 (File No. 333-292913) filed on January 23, 2026, as well as the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”) insofar as they relate to the material terms of our Class A Ordinary Shares.

Updates of Share Capital

On April 22, 2025, our shareholders approved the following proposals, which became effective on May 5, 2025: (i) every twenty-five issued and unissued class A ordinary shares of par value USD0.0001 each in the share capital of the Company be consolidated into one consolidated class A ordinary share of par value USD0.0025 each and every twenty-five issued and unissued class B ordinary shares of par value USD0.0001 each in the share capital of the Company be consolidated into one consolidated class B ordinary share of par value USD0.0025 each, (ii) the authorized share capital of the Company be increased from USD50,000 divided into 300,000,000 class A ordinary shares of par value USD0.0001 each and 200,000,000 class B ordinary shares of par value USD0.0001 each to USD31,250,000 divided into 10,000,000,000 class A ordinary shares of par value USD0.0025 each and 2,500,000,000 class B ordinary shares of par value USD0.0025; and (iii) the increase of the voting rights attached to each class B ordinary share to forty votes per class B ordinary share on any and all matters on a poll at any general meeting of the Company.

On August 14, 2025, our shareholders approved the following proposal, which became effective immediately: (i) every twenty-five issued and unissued class A ordinary shares of par value USD0.0025 each in the share capital of the Company be consolidated into one consolidated class A ordinary share of par value USD0.0625 each and every twenty-five issued and unissued class B ordinary shares of par value USD0.0025 each in the share capital of the Company be consolidated into one consolidated class B ordinary share of par value USD0.0625 each.

As of the date of this reoffer prospectus, our authorized share capital is USD31,250,000 divided into 400,000,000 Class A Ordinary Shares and 100,000,000 Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights as set forth in our Memorandum and Articles of association. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares is entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 40 votes per one Class B Ordinary Share.

SELLING SHAREHOLDERS

The following table sets forth (a) the name and position or positions with the Company of each Selling Shareholder; (b) the aggregate of (i) the number of Class A Ordinary Shares held by each Selling Shareholder as of the date of this reoffer prospectus, and (ii) the number of shares to be issued to each Selling Shareholder under the Plan that are being registered pursuant to this Registration Statement for resale by each Selling Shareholder as of the date of this reoffer prospectus; (c) the number of Class A Ordinary Shares that each Selling Shareholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not such Selling Shareholder has a present intention to do so; and (d) the number of Class A Ordinary Shares to be beneficially owned by each Selling Shareholder following the sale of all shares that may be so offered pursuant to this reoffer prospectus, assuming no other change in ownership of Class A Ordinary Shares by such Selling Shareholder after the date of this reoffer prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

To our knowledge, none of our officers and directors have a present intention to offer Class A Ordinary Shares for sale, although they retain the right to do so.

Selling		Shares Owned Prior To Resale (1)		Number of Shares Offered for	Shares Beneficially Owned After Resale (1)
Shareholders	Principal Position	Number	Percent	Resale	Number	Percent
Jie Yang*	Chief Financial Officer, Top KingWin Ltd.	44,628	1.557%	27,027	17,601	-
Dongliang Mao*(2)	Executive Director, Top KingWin Ltd.	27,597	-	13,514	14,083	-
Yanna Li*	Independent Director, Top KingWin Ltd.	35,702	1.246%	21,622	14,080	-
Yibing Li*	Independent Director, Top KingWin Ltd.	44,628	1.557%	27,027	17,601	-
Zhanlin Liao*	Independent Director, Top KingWin Ltd.	44,628	1.557%	27,027	17,601	-

-	Indicates less than 1%
*	Indicates that such individual is an “affiliate” of the Company

(1)	Percentage is computed with reference to 2,865,936 Class A Ordinary Shares issued as of July 15, 2026, and assumes for each Selling Shareholder the sale of all shares offered by that particular Selling Shareholder under this reoffer prospectus.
(2)	Includes 154 class A ordinary shares held by Mao Dongliang Holding Co., Ltd., a British Virgin Islands company with the registered address at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands and the sole director and shareholder of which is Dongliang Mao.

The Company may supplement this reoffer prospectus from time to time as required by the rules of the SEC to include certain information concerning the security ownership of the Selling Shareholders or any new Selling Shareholders, the number of securities offered for resale and the position, office, or other material relationship which a Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates.

Plan of Distribution

In this section of the reoffer prospectus, the term “Selling Shareholder” means and includes:

●	the persons identified in the table above as the Selling Shareholders;

●	any of the donees, pledgees, distributees, transferees, or other successors in interest of those persons referenced above who may: (a) receive any of the Class A Ordinary Shares offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The Class A Ordinary Shares offered by this reoffer prospectus may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents, or other intermediaries. The Selling Shareholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Class A Ordinary Shares offered hereby. The distribution of the Class A Ordinary Shares by the Selling Shareholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the Selling Shareholders, or through market makers, dealers, or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of our Class A Ordinary Shares.

The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of our Class A Ordinary Shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of our Class A Ordinary Shares. The broker-dealer may then resell or otherwise transfer such Class A Ordinary Shares pursuant to this reoffer prospectus.

The Selling Shareholders also may lend or pledge our Class A Ordinary Shares to a broker-dealer. The broker-dealer may sell the Class A Ordinary Shares so lent, or, upon a default, the broker-dealer may sell the pledged Class A Ordinary Shares pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of Class A Ordinary Shares by the Selling Shareholders.

Although the Class A Ordinary Shares covered by this reoffer prospectus are not currently being underwritten, the Selling Shareholders or their underwriters, brokers, dealers, or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of the Class A Ordinary Shares may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Class A Ordinary Shares offered hereby may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for a period of up to five days preceding such distribution. The Selling Shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Shareholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Class A Ordinary Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Class A Ordinary Shares may not be sold unless they are registered or qualified for sale in such states, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses, and fees in connection with the registration of the Class A Ordinary Shares offered hereby. The Selling Shareholders, however, will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the Class A Ordinary Shares offered pursuant to this reoffer prospectus. We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the Selling Shareholders will sell any or all of the securities offered by them hereby.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this reoffer prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this reoffer prospectus. See “Incorporation of Documents by Reference” below.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the U.S. federal securities laws and the laws of the State of New York, and by Ogier to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus, appearing in our 2025 Annual Report, for the years ended December 31, 2025 have been audited by Li CPA LLC, an independent registered public accounting firm, as set forth in their report thereon, and as incorporated herein by reference. The consolidated financial statements incorporated by reference in this prospectus, appearing in our 2025 Annual Report, for the years ended December 31, 2023 and 2024 have been audited by Tang Qian & Associates, PLLC, now known as TQ International, PLLC, an independent registered public accounting firm, as set forth in their report thereon, and as incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this reoffer prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this reoffer prospectus shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

We hereby incorporate by reference into this reoffer prospectus the following documents:

(1)	Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the Commission on April 8, 2026, which contains the Registrant’s audited financial statements for the fiscal years ended December 31, 2023, 2024 and 2025;

(2)	our reports of foreign private issuer on Form 6-K furnished with the SEC on April 24, 2026, May 22, 2026 and June 25, 2026.

(3)	any future annual reports on Form 20-F filed with the SEC after the date of this reoffer prospectus and prior to the termination of the offering of the securities offered by this reoffer prospectus; and

(4)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this reoffer prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this reoffer prospectus forms a part.

The 2025 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this reoffer prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this reoffer prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this reoffer prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this reoffer prospectus on the written or oral request of that person made to:

Top KingWin Ltd.

15N, Block B, Zhongzhou Holding Financial Center,

Intersection of Houhai Avenue and Haide 1st Road,

Nanshan District, Shenzhen, Guangdong Province, China

Attention: Ruilin Xu

+86 400 661 3113

You should rely only on the information that we incorporate by reference or provide in this reoffer prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this reoffer prospectus by reference is accurate as of any date other than the date of the document containing the information.

Where You Can Find ADDITIONAL Information

As permitted by SEC rules, this reoffer prospectus omits certain information and exhibits that are included in the registration statement of which this reoffer prospectus forms a part. Since this reoffer prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this reoffer prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this reoffer prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located outside of the United States. In addition, all of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to Ogier, our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States or Chinese courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and China governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or China, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

116,217 CLASS A ORDINARY SHARES

TOP KINGWIN LTD.

REOFFER PROSPECTUS

JULY 17, 2026

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and, accordingly, files periodic reports and other information with the Commission. The SEC maintains a website, www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The following documents are incorporated in this Registration Statement by reference:

●	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the Commission on April 8, 2026, which contains the Registrant’s audited financial statements for the fiscal years ended December 31, 2023, 2024 and 2025; and

●	our reports of foreign private issuer on Form 6-K furnished with the SEC on April 24, 2026, May 22, 2026 and June 25, 2026.

All documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all of the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s amended and restated memorandum and articles of association provide that the company shall indemnify its directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, in or about the conduct of the company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without limitation to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings concerning the company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

The Registrant has entered into indemnification agreements with the Registrant’s directors and executive officers which provide, among other things, that the Registrant will indemnify its directors and executive officers to the fullest extent permitted by Cayman Islands law from and against all damages, judgments, fines, penalties, settlements and costs, attorneys’ fees and disbursements and costs of attachment or similar bond, investigations, and any other expenses paid or incurred in connection with any proceedings as a result of directors and executive officers actions in the exercise of their duties as a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers or persons controlling the Registrant under the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

Exhibit No.	Description
5.1	Opinion of Ogier
23.1	Consent of Li CPA LLC, Independent Registered Public Accounting Firm
23.2	Consent of TQ International, PLLC, Independent Registered Public Accounting Firm
23.3	Consent of Ogier (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page to this Registration Statement)
99.1	Top KingWin Ltd 2026 Equity Incentive Plan
107	Filing Fee Table

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Guangzhou, China, on July 17, 2026.

TOP KINGWIN LTD

By	/s/ Ruilin Xu
Ruilin Xu
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement on Form S-8 appears below hereby constitutes and appoints Ruilin Xu and Jie Yang, and each of them acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

*****

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Ruilin Xu	Chief Executive Officer and Chairman of the Board of Director	July 17, 2026
Ruilin Xu	(Principal Executive Officer)

/s/ Jie Yang	Chief Financial Officer	July 17, 2026
Jie Yang	(Principal Financial and Accounting Officer)

/s/ Dongliang Mao	Executive Director	July 17, 2026
Dongliang Mao

/s/ Zhanlin Liao	Independent Director	July 17, 2026
Zhanlin Liao

/s/ Yanna Li	Independent Director	July 17, 2026
Yanna Li

/s/ Yibing Li	Independent Director	July 17, 2026
Yibing Li

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in the City of Newark, State of Delaware on July 17, 2026.

Authorized U.S. Representative
Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director